UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
IMAX CORPORATION
(Exact name of registrant as specified in its charter)

Canada (State of incorporation or organization)	98-0140269 (I.R.S. Employer Identification No.)

2525 Speakman Drive Mississauga, Ontario, Canada (Address of principal executive offices)	L5K 1B1 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
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If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
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Securities Act registration file number to which this form relates (if applicable): None
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The registrant hereby incorporates by reference herein the description of its common shares set forth under the heading “Description of Common Shares” in the prospectus forming part of its registration statement on Form S-3 (File No. 333-157300), originally filed with the Securities and Exchange Commission on February 13, 2009, as amended on April 8, 2009, and as may be further amended from time-to-time.
Item 2. Exhibits
     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IMAX CORPORATION
Date: January 31, 2011	By:	/s/ Richard L. Gelfond
		Name:	Richard L. Gelfond
		Title:	Chief Executive Officer

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